Exhibit 21.1

SUBSIDIARIES OF OWL ROCK CAPITAL CORPORATION

Name	Jurisdiction

OR LENDING LLC	DELAWARE

ORCC FINANCING LLC	DELAWARE

ORCC FINANCING II LLC	DELAWARE

ORCC FINANCING III LLC	DELAWARE

ORCC FINANCING IV LLC	DELAWARE

OWL ROCK CLO I, LLC	DELAWARE

OWL ROCK CLO I, LTD	CAYMAN ISLANDS

OWL ROCK CLO II, LLC	DELAWARE

OWL ROCK CLO II, LTD	CAYMAN ISLANDS

OWL ROCK CLO III, LTD	CAYMAN ISLANDS

OR DH LLC	DELAWARE

OR MH LLC	DELAWARE

OR HH LLC	DELAWARE

OR HEH LLC	DELAWARE

OR ATLANTA MH LLC	DELAWARE

OR GARDEN STATE MH LLC	DELAWARE

OR JEMICO MH LLC	DELAWARE

OR LONG ISLAND MH LLC	DELAWARE

OR MIDWEST MH LLC	DELAWARE

OR TORONTO MH LLC	DELAWARE